Exhibit 10.2

THIS INSTRUMENT IS PREPARED BY:

Bingham McCutchen LLP

One Federal Street

Boston, MA 02110-1726

Attention: Maurice H. Sullivan, III, Esq.

(Space above this line for recording purposes only.)

FelCor/JPM Hospitality (SPE), L.L.C. and

DJONT/JPM Hospitality Leasing (SPE), L.L.C.,

together, as grantor

to

William L. Rosenberg,
as trustee

for the benefit of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as beneficiary

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING Maximum Principal Indebtedness For ______________ Recording Tax Purposes is $___________
COLLATERAL IS OR INCLUDES FIXTURES
Dated: As of June ___, 2009 Location: [_________________] [_________________] County: [_________________]

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

     THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of June ___, 2009 (the “Effective Date”), by FELCOR/JPM HOSPITALITY (SPE), L.L.C., a Delaware limited liability company (“Owner”), and DJONT/JPM HOSPITALITY LEASING (SPE), L.L.C., a Delaware limited liability company (“Operator”) (Owner and Operator are collectively and together with their permitted successors and assigns, individually or collectively (as the context requires) referred to herein as “Grantor”), whose address is c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel, as grantor, to ______________ (together with its successors and assigns, “Trustee”), whose address is ______________, as trustee, for the benefit of JPMORGAN CHASE BANK, N.A. (“Agent”), as Administrative Agent for the benefit of the Lenders (defined below) from time to time parties to the Loan Agreement (defined below) (Agent, in such capacity, together with its successors and assigns, “Grantee”), whose address is 270 Park Avenue, New York, New York 10017, Attention: Joseph Geoghan, as beneficiary. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).

RECITALS:

          A.        Owner and Operator, as borrower, and Agent, as administrative agent for the banks and other financial institutions from time to time party thereto as lenders (Agent and/or such banks or such other financial institutions, collectively or individually together with each of their respective successors and assigns, “Lenders”) have entered into that certain Term Loan Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”).

          B.        Under the terms of the Loan Agreement, the Lenders have agreed to make a loan to and for the account of Grantor (whether one or more, collectively, the “Loan”), which Loan is evidenced by, among other things, certain promissory notes executed in connection with the Loan Agreement (such promissory note or promissory notes, together with all extensions, renewals, replacements, restatements or other modifications thereof, whether one or more being hereinafter collectively referred to as the “Notes”). The Loan Agreement, the Notes and the other documents now or hereafter executed in connection with, or to guaranty, evidence or secure, in whole or in part, the indebtedness and obligations evidenced thereby, as they may from time to time be amended, restated, replaced or otherwise modified and in effect from time to time, to be referred to herein as the “Loan Documents”).

          C.        Grantor is required by the Loan Agreement to grant to Trustee and Grantee, as security for the payment and performance of the indebtedness and obligations evidenced by the Loan Documents (collectively, the “Obligations”) a valid, enforceable, first priority lien and security interest in the Property (as defined below).

          D.        Lenders’ commitments under the Loan Agreement and the Notes to make advances of the Loan shall be in the aggregate maximum amount of $200,800,000, and it is the intention of Grantor and Grantee that this Security Instrument secure the payment of all such amounts and that all such amounts be included in the Obligations secured hereby.

E.	This Security Instrument secures the Obligations.

          F.             It is in the best interest of Grantor to execute this Security Instrument inasmuch as Grantor will derive substantial direct and indirect benefits from the Loan.

ARTICLE 1. GRANTS OF SECURITY

Section 1.1.     PROPERTY MORTGAGED. Pursuant to the terms of Section 1.3 and Section 1.5 below, Grantor does hereby irrevocably MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE, ASSIGN, WARRANT, TRANSFER and CONVEY, subject to the Permitted Liens, to Trustee, in trust, with power of sale, and grant a security interest in and to the following property, rights, interests, and estates now owned or hereafter acquired by Grantor (collectively, the “Property”):

(a)       Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”);

(b)       Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the Lien of this Security Instrument;

(c)       Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d)       Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements including, but not limited to the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements, and every part and parcel thereof, with the appurtenances thereto;

(e)       Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air-conditioning, plumbing, lighting, communications and elevator fixtures, inventory and goods), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, food carts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other tangible property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (hereinafter collectively called the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), or equipment leases superior in priority to the Lien of this Security Instrument and all proceeds andproducts of all of the above;

(f)        Operating Lease. That certain Lease Agreement dated as of July 28, 1994 between FelCor Suites Limited Partnership (“Lessor”) and DJONT Operations, L.L.C. (“Original Lessee”), as amended by that certain Amendment to Lease Agreement, dated as of October [__] 1996, as further amended by that certain Omnibus Lease Amendment Agreement, dated as of June 30, 1998, among FelCor Lodging Trust Incorporated (f/k/a FelCor Suite Hotels, Inc.), FelCor Lodging Limited Partnership (f/k/a FelCor Suites Limited Partnership), and the other lessors and lessees party thereto, as further amended by that certain Third Amendment to Lease Agreement, dated as of December 22, 1998, as assigned by Original Lessee to DJONT/JPM ________ Leasing, L.L.C. in that certain Assignment and Assumption of Agreements, dated as of July [__], 2003, as further amended and extended by that certain Agreement for Amendment and Extension of Lease, dated as of January 1, 2005, between Lessor and Original Lessee, as assigned to Owner and Operator (as amended, assigned, and extended and in effect from time to time, the “Operating Lease”), and the leasehold estate created thereby, including all assignments, modifications, extensions and renewals of the Operating Lease and all credits, deposits, options, privileges and rights of Operator as tenant under the Operating Lease, including but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the Operating Lease for a succeeding term or terms, and also including all the right title, claim or demand whatsoever of Operator either in law or in equity, in possession or expectancy, of, in and to Operator’s rights, as tenant under the Operating Lease, to elect under Section 365(h)(1) of the Bankruptcy Code, Title 11 U.S.C.A. §101 et seq. (the “Bankruptcy Code”) to terminate or treat the Operating Lease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of the lessor thereunder, and (ii) the rejection of the Operating Lease by the lessor thereunder, as debtor in possession, or by a trustee for the lessor thereunder, pursuant to Section 365 of the Bankruptcy Code;

(g)       Leases and Rents. All leases, subleases, rental agreements, registration cards and agreements, if any, and other agreements whether or not in writing affecting the use, enjoyment or occupancy of the Land and/or the Improvements heretofore or hereafter entered into (including, without limitation, the Operating Lease) and all extensions, amendments and modifications thereto, whether before or after the filing by or against Grantor of any petition for relief under Creditor’s Rights Laws (defined below) (collectively, the “Leases”), and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including, without limitation, any guaranties of the lessees’ obligations thereunder, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues, registration fees, if any, and profits (including all oil and gas or other mineral royalties and bonuses and all rents, revenues, bonus money, royalties, rights and benefits accruing to Grantor under all present and future oil, gas and mineral leases on any parts of the Land and the Improvements) from the Land and the Improvements, all income, rents, room rates, issues, profits, revenues, deposits, accounts and other benefits from the operation of the hotel on the Land and/or the Improvements, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Land and/or Improvements, or personalty located thereon, or rendering of services by Grantor or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Land and/or the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under Creditors Rights Laws (the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations. As used herein, the term “Creditors Rights Laws” shall mean any existing or future Laws of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors;

(h)       Insurance Proceeds. All insurance proceeds in respect of the Property under any insurance policies covering the Property whether required by this Security Instrument or the Loan Agreement or not, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (collectively, the “Insurance Proceeds”);

(i)        Condemnation Awards. All condemnation awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of any taking or condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property (collectively, the “Awards”);

(j)        Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(k)       Rights. The right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Grantee or Lenders in the Property;

(l)        Agreements. All other agreements, management agreements, operating agreements, franchise agreements, license agreements, contracts, certificates, chattel paper (whether tangible or electronic), instruments, franchises, permits, licenses, plans, specifications and other documents (including electronic documents), now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of any part of the Land and Improvements or any business or activity conducted on any part of the Land and Improvements including, but not limited to, the Management Agreement and Franchise Agreement and any and all agreements executed in connection therewith, and all right, title and interest of Grantor therein and thereunder, including, without limitation, the right, during the occurrence of any Event of Default, to receive and collect any sums payable to Grantor thereunder;

(m)      Intangibles. All trade names, trademarks, service marks, logos, copyrights, goodwill, books and records, tenant or guest lists, advertising materials, telephone exchange numbers identified in such materials, and all other general intangibles relating to or used in connection with the operation of the Land, the Improvements and the Personal Property;

(n)       Grantor Accounts. All right, title and interest of Grantor, if any, arising from the operation of the Land and the Improvements in and to all payments for goods or property sold, leased or occupied or for services rendered, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper (hereinafter referred to as “Accounts Receivable”) including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a hotel on the Land and the Improvements or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) Grantor’s rights to payment from any consumer credit/charge card organization or entities which sponsor and administer such cards as the American Express Card, the Visa Card and the MasterCard or other similar credit cards, (iii) Grantor’s rights in, to and under all purchase orders for goods, services or other property, (iv) Grantor’s rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of Grantor) and (vi) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom;

(o)       Reserve Accounts. All Accounts, Account Collateral, reserves, working capital, escrows and deposit accounts required under the Loan Agreement, the other Loan Documents, the Operating Lease, any management agreement or any other agreement assigned or collaterally assigned to Grantee, or otherwise maintained by Grantor, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(p)       Causes of Action. All causes of action and claims (including, without limitation, all causes of action or claims arising in tort, by contract, by fraud or by concealment of material fact) against any Person for damages or injury to the Property or in connection with any transactions financed in whole or in part by the proceeds of the Loan (“Cause of Action”);

(q)       Security Interests. All right, title and interest of the lessor or lessee under the Operating Lease as secured party in the personal property and collateral pursuant to any security interest granted by lessees or by operation of Laws thereunder;

(r)        Miscellaneous. To the extent not set forth in this Section 1.1, the Collateral defined in Section 1.3 below;

(s)        Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (r) above including, without limitation, Insurance Proceeds and Awards and Causes of Action which may at any time be converted into cash or liquidation claims; and

(t)        Other Rights. Any and all other rights of Grantor in and to the items set forth in subsections (a) through (s) above.

Section 1.2.     ASSIGNMENT OF RENTS. Grantor hereby absolutely and unconditionally assigns to Grantee and Trustee all of Grantor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Grantee grants to Grantor a revocable license to (i) collect, receive, use and enjoy the Rents and Grantor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Obligations, for use in the payment of such sums, and (ii) enforce the terms of the Leases.

Section 1.3.     SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Grantee and Trustee, as security for the Obligations, a security interest in the following properties, assets and rights of Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (as each of the foregoing terms is defined in the Uniform Commercial Code) to the full extent that the Collateral may be subject to the Uniform Commercial Code.

Section 1.4.     FIXTURE FILING. Without in any manner limiting the generality of any of the other provisions of this Security Instrument: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Security Instrument; (b) this Security Instrument is to be filed of record in the real estate records as a financing statement and shall constitute a “fixture filing” for purposes of the Uniform Commercial Code; and (c) Owner is the record owner of the real estate or interests in the real estate constituting the Property hereunder, subject to the Permitted Liens. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property or other applicable records in the office of the Recorder where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering as-extracted minerals or the like (including oil and gas) and accounts subject to the applicable provisions of the Uniform Commercial Code of the State in which the Property is located. The address of the Debtor (Grantor) is set forth on the first page hereof and the address of the Secured Party (Grantee) is set forth below. In that regard, the following information is provided:

Name of First Debtor:	FelCor/JPM Hospitality (SPE), L.L.C.
Type of Organization:	Limited liability company
State:	Delaware
Organizational ID Number:	_________________
Name of Secured Party: Address of Secured Party: Name of Second Debtor:	JPMorgan Chase Bank, N.A., as Administrative Agent 270 Park Avenue, New York, New York 10017, Attention: Joseph Geoghan DJONT/JPM Hospitality Leasing (SPE), L.L.C.
Type of Organization:	Limited liability company
State:	Delaware
Organizational ID Number:	_________________

Name of Secured Party:	JPMorgan Chase Bank, N.A., as Administrative Agent
Address of Secured Party:	270 Park Avenue, New York, New York 10017, Attention: Joseph Geoghan

Section 1.5.     CONDITIONS TO GRANT. TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Grantee and to the use and benefit of Grantee and Lenders and their successors and assigns, forever; IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY, to secure the Obligations; PROVIDED, HOWEVER, these presents are upon the express condition that, upon final payment and performance of the Obligations or the full and final release of this Security Instrument, these presents and the estate hereby granted shall cease, terminate and be void.

Section 1.6.     GRANTS TO GRANTEE. This Security Instrument and the grants, assignments and transfers made to Grantee in this Article 1 shall inure to Grantee solely in its capacity as Lenders’ administrative agent under the Loan Agreement.

Section 1.7.     HOMESTEAD. None of the Property forms any part of any property owned, used or claimed by Grantor as a residence or business homestead. None of the Property is exempt from forced sale under the Laws of the State of New York and, to the extent applicable, the state in which Land and Improvements are located. Grantor hereby disclaims and renounces each and every claim to the Property as a homestead.

ARTICLE 2. OBLIGATIONS SECURED

Section 2.1.     OBLIGATIONS. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Obligations, including any advances made by Grantee or any Lender for the construction, improvement, operation, repair, maintenance, preservation or operation of the Property and the security for payment of the Obligations, whether such future advances are obligatory or are made at Grantee’s or such Lender’s option, for any purpose.

Section 2.2.     PAYMENT OF OBLIGATIONS. Grantor will pay and perform the Obligations at the time and in the manner provided in the Loan Agreement and the other Loan Documents, subject to and as required by the terms and provisions thereof including, without limitation, any non-recourse provisions expressly set forth therein.

Section 2.3.     INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Loan Agreement (including, without limitation, the exculpatory provisions set forth in Section 12.09 thereof), (b) the Notes and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE 3. PROPERTY REPRESENTATIONS AND COVENANTS

Grantor represents, warrants, covenants and agrees as follows:

Section 3.1.     INSURANCE. Grantor shall obtain and maintain, or cause to be obtained and maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to the Loan Agreement.

Section 3.2.     TAXES AND OTHER CHARGES. Grantor shall pay all real estate and personal property taxes, assessments, water rates or sewer rents (collectively, “Taxes”), ground rents, maintenance charges, impositions (other than Taxes), and any Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.

Section 3.3.     LEASES. Grantor shall not (and shall not permit any other applicable Person to) enter into or modify any Leases for all or any portion of the Property except in accordance with the provisions of the Loan Agreement.

Section 3.4.     WARRANTY OF TITLE. Owner has good and marketable title to the Property, subject only to the Permitted Liens, and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same. Subject to the Permitted Liens, Grantor shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and forever defend the same to Grantee, Lenders and/or Trustee, as applicable, against the claims of all Persons whatsoever. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority Lien on the Property, subject only to Permitted Liens and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens.

Section 3.5.	PAYMENT FOR LABOR AND MATERIALS.

(a)       Subject to Section 3.5(b) below, Grantor will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (each, a “Work Charge”) and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest other than the Permitted Liens, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests hereof except for the Permitted Liens. Grantor represents there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

(b)       After prior written notice to Grantee, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Grantor or to the Property or any alleged non-payment of any Work Charge, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Grantor is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the duration of such legal proceeding; (iv) Grantor shall promptly upon final determination thereof pay (or cause to be paid) any such Work Charge determined to be valid, applicable and unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Grantor shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Grantor shall furnish (or cause to be furnished) such security as may be required in the proceeding by applicable Laws or Legal Requirements, or as may be reasonably requested by Grantee, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Grantee may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the sole but reasonable judgment of Grantee, the validity, applicability and non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost during or as a result of such legal proceeding or Work Charge.

Section 3.6.     MAINTENANCE AND USE OF PROPERTY, WASTE, USE. Grantor shall cause the Property to be maintained in a good and safe condition and repair in accordance with the terms of the Loan Agreement. Subject to the terms of the Loan Agreement, the Improvements and the Personal Property shall not be removed, demolished or materially altered or expanded (except for normal replacement of the Personal Property) without the consent of Grantee. Subject to the terms of the Loan Agreement, Grantor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any condemnation and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Subject to the terms of the Loan Agreement, Grantor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. Subject to the provisions of the Loan Agreement with respect thereto, if under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Grantee. Grantor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the rise of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Grantor will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. The Property shall be used only for a hotel and any ancillary uses relating thereto, and for no other uses without the prior written consent of Grantee.

ARTICLE 4. FURTHER ASSURANCES

Section 4.1.     COMPLIANCE WITH LOAN AGREEMENT. Grantor shall comply with all covenants set forth in the Loan Agreement relating to acts or other further assurances to be made on the part of Grantor in order to protect and perfect the Lien or security interest hereof upon, and in the interest of Trustee, Grantee and Lenders in, the Property.

Section 4.2.     AUTHORIZATION TO FILE FINANCING STATEMENTS; POWER OF ATTORNEY. Grantor hereby irrevocably authorizes the Grantee at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto and continuations thereof that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the state of ________ or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state of ___________ or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Grantee promptly upon the Grantee’s request. Grantor also ratifies its authorization for Grantee to have filed any like initial financing statements, amendments thereto and continuations thereof, if filed prior to the date of this Security Instrument. Grantor hereby irrevocably constitutes and appoints Grantee and any officer or agent of Grantee, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor’s own name to execute in Grantor’s name any such documents and otherwise to carry out the purposes of this Section 4.2,to the extent that Grantor’s authorization above is not sufficient and Grantor fails or refuses to promptly execute such documents. To the extent permitted by Laws, Grantor hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until final payment and performance of the Obligations or the full and final release of this Security Instrument.

Section 4.3.     RECORDING OF SECURITY INSTRUMENT ETC. Grantor, upon execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future Laws in order to publish notice of and fully to protect and perfect the Lien hereof upon, and the interest of Grantee and Trustee in, the Property. Grantor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Security Instrument and the other Loan Documents, including any instrument of further assurance and any modification or amendment of the foregoing documents, and all federal state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument and the other Loan Documents, including any instrument of further assurance and any modification or amendment of the foregoing documents, except where prohibited by Laws so to do.

ARTICLE 5. DUE ON SALE/ENCUMBRANCE

Section 5.1.     NO SALE/ENCUMBRANCE. Except as and to the extent permitted by the Loan Agreement, Grantor shall not cause or permit a sale, conveyance, mortgage, deed, grant, bargain,

encumbrance, pledge, assignment, or grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of Laws or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any Restricted Party or any part thereof or interest therein.

ARTICLE 6. PREPAYMENT; RELEASE OF PROPERTY

Section 6.1.     PREPAYMENT. The Obligations may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Notes and the Loan Agreement.

Section 6.2.     RELEASE OF PROPERTY. Grantor shall not be entitled to a release of any portion of the Property from the Lien of this Security Instrument except in accordance with the express terms and conditions of the Loan Agreement.

ARTICLE 7. DEFAULT

Section 7.1.     EVENT OF DEFAULT. The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.

ARTICLE 8. RIGHTS AND REMEDIES UPON DEFAULT

Section 8.1.     REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Grantor agrees that Grantee may or acting by or through Trustee (or its successors and substitutes) may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor, and in and to the Property, including, but not limited to, the following actions, each of which may be pursued alternatively, concurrently or otherwise, at such time and in such order as Grantee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Grantee:

(a)       Grantee may, or may direct Trustee (or its successors and substitutes) to, declare the Obligations to be immediately due and payable. Notwithstanding the foregoing, if and to the extent the Loan Agreement provides for automatic acceleration of the Loan upon the occurrence of certain Events of Default, such provisions with respect to automatic acceleration shall govern and control, without any further notice, demand or other action by Lender, Grantee, Trustee or any other Person.

(b)       With respect to foreclosure, judicial or otherwise, with respect to any of the Property:

(i)        Grantee may, or may direct Trustee (or its successors and substitutes) to, institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of Laws, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner.

(ii)       Grantee may, or may direct Trustee (or its successors and substitutes) to, with or without entry, to the extent permitted and pursuant to the procedures provided by applicable Laws, institute proceedings for the partial foreclosure of this Security Instrument, conducting the sale as herein provided, and without declaring the whole Obligations due, and provided that if sale is made because of default as hereinabove mentioned, such sale may be made subject to the unmatured part of the Notes and/or the

Obligations secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other Obligations secured hereby, but as to such other Obligations this Security Instrument and the Liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this Section 8.1(b)(ii).It is further agreed that several sales may be made hereunder without exhausting the right of sale for any remaining Obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Property for any matured portion of any of the Obligations secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Property for any remaining Obligations secured hereby, whether matured at the time or subsequently maturing.

(iii)      Grantee may, or may direct Trustee (or its successors and substitutes) to, sell the Property in whole or in part and in such parcels and order as Trustee may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property has been legally sold.

(iv)      Grantee and/or one or more Lenders may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Obligations owing, in lieu of cash payment.

(v)       It shall not be necessary for the Trustee, or its successor or substitute, to have constructively in its possession any part of the real or personal property covered by this Security Instrument, and the title and right of possession of said property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Security Instrument whether by power of sale herein contained or otherwise, Grantor or any person claiming any part of the Property by, through or under Grantor, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.

(vi)      The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

(vii)     To the extent permitted by applicable Laws, any sale under the powers granted by this Security Instrument shall be a perpetual bar against Grantor, its heirs, successors, assigns and legal representatives.

(viii)    Grantee may, or may direct Trustee (or its successors and substitutes) to, sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by applicable Laws.

(ix)      In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

(c)       In the event any sale hereunder is not completed or is defective in the opinion of Grantee or the holder of any part of the Obligations, to the extent permitted by applicable Laws, such sale shall not exhaust the power of sale hereunder, and Grantee or such holder shall have the right to cause a subsequent sale or sales to be made by the Trustee or any successor or substitute Trustee.

(d)       In the event of a foreclosure under the powers granted by this Security Instrument, Grantor and all other Persons in possession of any part of the Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Grantor expressly waives all damages sustained by reason thereof.

(e)       Grantee may, or may direct Trustee (or its successors and substitutes) to, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes, the Loan Agreement or in the other Loan Documents.

(f)        Grantee may, or may direct Trustee (or its successors and substitutes) to, recover judgment on the Notes either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents.

(g)       Grantee may, or may direct Trustee (or its successors and substitutes) to, apply for and shall be entitled to the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of any Grantor or Guarantor or any other guarantor or indemnitor under the Loan or any other Person liable for the payment of the Obligations.

(h)       The license granted to Grantor under Section 1.2 hereof shall automatically be revoked and, to the extent permitted by applicable Laws, Grantee may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Grantee upon demand, and thereupon Grantee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Grantee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Grantee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Grantee or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Grantee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Grantee and Lenders, and their respective counsel, agents and employees. Notwithstanding the provisions of this Section 8.1(h) hereof, no credit shall be given by Grantee for any sum or sums received from the rents, issues and profits of the Property until the money collected is actually received by Grantee at its principal office, or at such other place as Grantee shall designate in writing, and no such credit shall be given for any uncollected rents or other uncollected amounts or bills, nor shall such credit be given for any rents, issues and profits derived from the Property after foreclosure or other transfer of the Property (or part thereof from which rents, issues and/or profits are derived pursuant to the Security Instrument or by agreement) to Grantee or any other third party. Receipt of rents, issues and/or profits by Grantee shall not be deemed to constitute a pro-tanto payment of the indebtedness evidenced by, or arising under, this Security Instrument, the Notes, the Loan Agreement or any of the other Loan Documents, but shall be applied as provided in Section 8.2.

(i)        To the extent permitted by applicable Laws, Grantee may, or may direct Trustee (or its successors and substitutes) to, exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Collateral (including, without limitation, the Personal Property) or any part thereof, and to take such other measures as Grantee may deem necessary for the care, protection and preservation of the Collateral (including, without limitation, the Personal Property); and (ii) request Grantor at its expense to assemble the Collateral (including, without limitation, the Personal Property) and make it available to Grantee at a convenient place acceptable to Grantee. Any notice of sale, disposition or other intended action by Grantee or Trustee with respect to the Collateral (including, without limitation, the Personal Property) sent to Grantor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Grantor.

(j)        Grantee may, or may direct Trustee (or its successors and substitutes) to, apply any sums then deposited or held in escrow or otherwise by or on behalf of Grantee in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Notes; (iv) amortization of the unpaid principal balance of the Notes; (v) all other sums payable pursuant to the Notes, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Grantee or any Lender pursuant to the terms of this Security Instrument.

(k)       Grantee may, or may direct Trustee (or its successors and substitutes) to, surrender the insurance policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for such insurance policies and apply such sums as a credit on the Obligations in such priority and proportion as Grantee in its discretion shall deem proper, and in connection therewith, Grantor hereby appoints Grantee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such insurance premiums.

(l)        Grantee may apply the undisbursed balance of anydeposit made by Grantor with Grantee in connection with the restoration of the Property after a casualty thereto or condemnation thereof, together with interest thereon, to the payment of the Obligations in such order, priority and proportions as Grantee shall deem to be appropriate in its discretion.

(m)      Grantee may, or may direct Trustee to pursue such other remedies as Grantee or Trustee may have under applicable Laws.

Section 8.2.     APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Grantee on behalf of Lenders pursuant to the Notes, this Security Instrument or the other Loan Documents shall, subject to the terms and conditions of the Loan Agreement, be applied by Grantee to the payment of the Obligations in such priority and proportions as Grantee in its discretion shall deem proper.

Section 8.3.     RIGHT TO CURE DEFAULTS. Upon the occurrence and during the continuance of any Event of Default, Grantee may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make any payment or do any act required of Grantor hereunder in such manner and to such extent as Lenders may deem necessary to protect the security hereof. Grantee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by Laws), with interest as provided in this Section 8.3, shall constitute a portion of the Obligations and shall be due and payable to Grantee on behalf of Lenders upon demand. All such costs and expenses incurred by Grantee or any Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at any default rate specified in the Loan Agreement, if any (the “Default Rate”), for the period after notice from Grantee or any Lender that such cost or expense was incurred to the date of payment to Grantee or such Lender. All such costs and expenses incurred by Grantee or any Lender or Trustee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Obligations and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Grantee or such Lender therefor.

Section 8.4.     ACTIONS AND PROCEEDINGS. Grantee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Grantee, in its discretion, decides should be brought to protect its interest in the Property.

Section 8.5.     RECOVERY OF SUMS REQUIRED TO BE PAID. Grantee and Lenders shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of Grantee and Lenders thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

Section 8.6.     ADDITIONAL PROVISIONS. With respect to the Collateral, from the Effective Date until the Obligations are paid and performed in full or this Security Instrument is otherwise released by written instrument executed by Grantee and authorized to be recorded in the applicable public records of the jurisdiction in which the Property is located, Grantee and Trustee (and its successors and substitutes) are hereby irrevocably appointed the true and lawful attorney of the Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Collateral, and for that purpose Grantee and Trustee (and its successors and substitutes) may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with such power, Grantor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, Grantor, if so requested by Grantee, shall ratify and confirm any such sale or sales by executing and delivering to Grantee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Grantee, for such purpose, and as may be designated in such request. To the extent permitted by Laws, any such sale or sales made under or by virtue of this Section 8.6 shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law, or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Grantor. Upon any sale made under or by virtue of this Section 8.6,Trustee, or its successor or substitute, or Grantee may, to the extent permitted by Laws, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the auction and any other sums which Grantee is authorized to deduct by Laws or under this Security Instrument. At any sale pursuant to this Section 8.6,whether made under power herein granted, under or as otherwise authorized by applicable Laws or pursuant to Legal Requirements, or by virtue of any judicial proceeding or any other legal right, remedy or recourse, it shall not be necessary for Grantee or Trustee, or its successor or substitute, to be physically present, or to have constructive possession of, the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually presented and delivered to the purchaser at such sale.

Section 8.7.	OTHER RIGHTS, ETC.

(a)       The failure of Trustee, Lenders or Grantee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument or any other Loan Document. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Trustee, Lenders or Grantee to comply with any request of Grantor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Notes or the other Loan Documents, (ii) the release, regardless of consideration, of less than the whole of the Property, or of any Person liable for the Obligations or any portion thereof unless, in connection with such release, Grantee releases of record this Security Instrument in its entirety, or (iii) any agreement or stipulation by Grantee or Lenders extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Security Instrument or the other Loan Documents.

(b)       It is agreed that the risk of loss or damage to the Property is on Grantor, and none of Trustee, Grantee nor Lenders shall have any liability whatsoever for decline in the value of the Property, for failure to maintain the insurance policies required to be maintained pursuant to the Loan Agreement, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Grantee or Trustee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Grantee’s possession.

(c)       Grantee or Lenders may resort for the payment of the Obligations to any other security held by Grantee or Lenders in such order and manner as Grantee or Lenders, in their discretion, may elect. Grantee or Lenders may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Grantee or Lenders thereafter to foreclose this Security Instrument. The rights of Grantee, Lenders and Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lenders, Grantee or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. None of Lenders, Grantee or Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

(d)       In the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Collateral may, at the option of Grantee, be sold as a whole with the Land and Improvements.

Section 8.8.     RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Grantee may release or direct Trustee to release anyportion of the Property for such consideration as Grantee may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Grantee or any Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Grantee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.

Section 8.9.     RIGHT OF ENTRY. Upon reasonable notice to Grantor, Grantee and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 8.10.	Bankruptcy.

(a)       Upon the occurrence and during the continuance of an Event of Default, Grantee shall have the right to proceed in its own name or in the name of Lenders or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)       If there shall be filed by or against Grantor a petition under Bankruptcy Code, as the same may be amended from time to time, and Grantor, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Grantor shall give Grantee not less than ten (10) days’ prior notice of the date on which Grantor shall apply to the bankruptcy court for authority to reject the Lease. Grantee shall have the right, but not the obligation, to serve upon Grantor within such ten-day period a notice stating that (i) Grantee demands that Grantor assume and assign the Lease to Grantee pursuant to Section 365 of the Bankruptcy Code and (ii) Grantee covenants to cure or provide adequate assurance of future performance under the Lease. If Grantee serves upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Grantee of the covenant provided for in clause (ii) of the preceding sentence.

Section 8.11.   SUBROGATION. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against all or any portion of the Property, then, to the extent of the funds so used, Grantee and Lenders shall be subrogated to all of the rights, claims, Liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, Liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Grantee and Lenders and are merged with the Lien and security interest created herein as cumulative security for the payment and performance of the Obligations.

ARTICLE 9. INDEMNIFICATIONS

Section 9.1.     GENERAL INDEMNIFICATION. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any andall losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for an Indemnitee) (collectively, “Losses”) imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Grantee or any Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Operating Lease or any Lease; or (f) the payment of any commission charge or brokerage fee to anyone which may be payable in connection with the Loan; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Grantor or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Grantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Any amounts payable to an Indemnitee by reason of the application of this Section 9.1 shall be immediately due and payable, shall constitute a portion of the Obligations and shall bear interest at the Default Rate from the date the Loss is sustained by an Indemnitee until paid.

Section 9.2.     MORTGAGE AND/OR INTANGIBLE TAX. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnitees from and against any and all Losses imposed upon or incurred by or asserted against any Indemnitee and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument or any other Loan Document.

Section 9.3.     ENVIRONMENTAL COVENANTS. Certain Loan Parties have provided representations, warranties and covenants regarding environmental matters set forth either in the Loan Agreement or in the Environmental Indemnity defined therein, and Grantor shall comply with the aforesaid covenants regarding environmental matters.

Section 9.4.     GRANTEE’S RIGHTS. Grantee and any other Person designated by Grantee, including but not limited to any representative of a governmental authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Grantee’s sole (but reasonable) discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Grantor shall cooperate with and provide access to Grantee and any such Person designated by Grantee. Grantee agrees that it shall not exercise its rights under this Section 9.4 more frequently than once per calendar year unless Grantee reasonably believes that the Property is not in full compliance with all Environmental Laws or if an Event of Default has occurred and is continuing.

ARTICLE 10. WAIVERS AND OTHER MATTERS

Section 10.1.   WAIVER OF COUNTERCLAIM. Grantor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee, Grantee or any Lender arising out of or in any way connected with this Security Instrument, the Property, the Notes, the Loan Agreement, any of the other Loan Documents or the Obligations.

Section 10.2.   MARSHALLING AND OTHER MATTERS. Grantor hereby waives, to the extent permitted by Laws, the benefit of all Legal Requirements now or hereafter in force regarding homestead, dower, elective or distributive share, appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein and all other rights and exemptions of every kind, all of which are hereby expressly waived. Further, Grantor hereby expressly waives any and all rights of redemption (statutory or otherwise) and the equity of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all Persons to the extent permitted by Legal Requirements.

Section 10.3.   WAIVER OF NOTICE. Grantor shall not be entitled to any notices of any nature whatsoever from Lenders, Grantee or Trustee except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lenders, Grantee or Trustee to Grantor and except with respect to matters for which Grantor is not permitted by Legal Requirements to waive its right to receive notice, and Grantor hereby expressly waives presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind from Lenders, Grantee or Trustee with respect to any matter for which this Security Instrument or Legal Requirements do not specifically and expressly provide for the giving of notice by Lenders, Grantee or Trustee to Grantor.

Section 10.4.   WAIVER OF STATUTE OF LIMITATIONS. Grantor hereby expressly waives and releases to the fullest extent permitted by applicable Laws, the pleading of any statute of limitations as a defense to payment or performance of the Obligations.

Section 10.5.   SOLE DISCRETION OF GRANTEE. Whenever pursuant to this Security Instrument, Grantee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Grantee, the decision of Grantee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically provided herein or in the Loan Agreement) be in the sole discretion of Grantee and shall be final and conclusive.

Section 10.6.   WAIVER OF TRIAL BY JURY. GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GRANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

Section 10.7.   WAIVER OF FORECLOSURE DEFENSE. Grantor hereby waives any defense Grantor might assert or have by reason of Grantee’s or Trustee’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Grantee or Trustee.

Section 10.8.   GRANTOR’S KNOWLEDGE. GRANTOR SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS SECURITY INSTRUMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS SECURITY INSTRUMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS SECURITY INSTRUMENT, (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS SECURITY INSTRUMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS SECURITY INSTRUMENT, AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS SECURITY INSTRUMENT PROVIDE FOR (i) CERTAIN WAIVERS AND FOR (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER APPLICABLE LAWS. GRANTEE FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS SECURITY INSTRUMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS.”

Section 10.9.   USURY SAVINGS PROVISIONS. It is the intent of Grantee, Lenders and Grantor in the execution of the Loan Agreement and the other Loan Documents and any other written or oral agreement by Grantor in favor of Grantee and Lenders to contract in strict compliance with applicable usury Laws. In furtherance thereof, Grantee, Lenders and Grantor stipulate and agree that none of the terms and provisions contained in the Loan Agreement and the other Loan Documents, or in any other written or oral agreement by Grantor or any Loan Party in favor of Grantee and Lenders, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable Laws; that neither Grantor nor any guarantors, endorsers or other Persons now or hereafter becoming liable for payment of the Obligations are agreeing to pay at a rate in excess of the maximum interest that may be lawfully charged under applicable Laws; and that the provisions of this subsection shall control over all other provisions of the Loan Agreement and the other Loan Documents or any other oral or written agreements which may be in apparent conflict herewith. Grantee and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Loan or the remaining Obligations are accelerated. If the maturity of the Loan or the remaining Obligations shall be accelerated for any reason or if the principal of the Loan or the remaining Obligations are paid prior to the end of the term of the Loan or the Obligations, as applicable, and as a result thereof the interest received for the actual period of existence of the Loan or the Obligations, as applicable, exceeds the applicable maximum lawful rate, Grantee and Lenders shall, at Grantee’s option, either refund to Grantor the amount of such excess or credit the amount of such excess against the principal balance of the Obligations then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable Laws as a result of such excess interest. In the event that Grantee and Lenders shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Loan or the Obligations to a rate in excess of that permitted to be charged by applicable Laws, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Grantee, be either immediately returned to Grantor or credited against the Obligations then outstanding, in which event any and all penalties of any kind under applicable Laws as a result of such excess interest shall be inapplicable.

ARTICLE 11. CROSS-COLLATERALIZATION

Section 11.1.   CROSS-COLLATERALIZATION. Grantor acknowledges that the Obligations are secured by this Security Instrument together with those certain other Mortgages (as defined in the Loan Agreement) now or hereafter given by Grantor to Grantee or to certain trustees in trust and for the benefit of Grantee (whether one or more, collectively, the “Other Mortgages”) encumbering the real and personal property more particularly described in the Other Mortgages (such real and personal property, collectively, the “Other Properties”), all as set forth in the Loan Agreement. Upon the occurrence of an Event of Default, Grantee shall have the right to institute or direct Trustee to institute a proceeding or proceedings for the total or partial foreclosure of this Security Instrument and any or all of the Other Mortgages whether by court action, power of sale or otherwise, under any applicable provision of Laws, for all of the Obligations and the Lien and the security interest created by the Other Mortgages shall continue in full force and effect without loss of priority as a Lien and security interest securing the payment of that portion of the Obligations then due and payable but still outstanding. Grantor acknowledges and agrees that the Property and the Other Properties are located in one or more states and/or counties, and therefore Grantee shall be permitted to, or as the case may be, to direct certain named trustees to, enforce payment and performance of the Obligations and the performance of any term, covenant or condition of the Notes, this Security Instrument, the Other Mortgages or the other Loan Documents and exercise any and all rights and remedies under the Notes, this Security Instrument, the other Loan Documents or the Other Mortgages or, as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by Grantee, in its sole discretion, in any one or more of the states or counties in which the Property or any of the Other Properties are located. Neither the acceptance of this Security Instrument, the Other Mortgages or the other Loan Documents nor the enforcement thereof in any one state or county, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Notes, this Security Instrument, the Other Mortgages or the other Loan Documents through one or more additional proceedings in that state or county or in any other state or county. Any and all sums received by Grantee or any Lender under the Notes, this Security Instrument, and the other Loan Documents shall be applied to the Obligations in such order and priority as Grantee shall determine, in its sole discretion, without regard to any portion of the Loan allocated to any Property or any of the Other Properties or the appraised value of the Property or any of the Other Properties.

ARTICLE 12. GRANTEE AND NOTICES

Section 12.1.   FAILURE TO ACT. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure of Grantee or Trustee to take any action hereunder or under any other Loan Document shall not (a) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Loan Documents, (b) adversely affect any rights of Trustee, Grantee or any Lender hereunder or under any other Loan Document, or (c) relieve Grantor of any of Grantor’s obligations hereunder or under any other Loan Document.

Section 12.2.   NOTICES. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Loan Agreement (including that notices to Grantor shall be sent to each of Grantor’s addresses set forth in the Loan Agreement and this Security Instrument); provided, however, that any notice given in accordance with the requirements of any applicable statute (including, without limitation, statutes governing foreclosure or notices of foreclosure) shall be effective when given in accordance with statutory requirements, notwithstanding anything to the contrary contained herein or in any other Loan Document.

ARTICLE 13. APPLICABLE LAWS

Section 13.1.	GOVERNING LAWS; JURISDICTION; ETC.

          (a)       GOVERNING LAW. THIS SECURITY INSTRUMENT SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK; PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED BY THIS SECURITY INSTRUMENT AND THE DETERMINATION OF DEFICIENCY JUDGMENTS, THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED SHALL APPLY.

          (b)       SUBMISSION TO JURISDICTION. WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS SECURITY INSTRUMENT, GRANTOR (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECURITY INSTRUMENT WILL BE DEEMED TO PRECLUDE AGENT FROM BRINGING AN ACTION OR PROCEEDING WITH RESPECT HERETO IN ANY OTHER JURISDICTION.

          (c)       SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 13.2.   PROVISIONS SUBJECT TO APPLICABLE LAWS. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of Laws and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable Laws. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 14. DEFINITIONS

Section 14.1.   GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and:

(a)       the word “Grantor” shall mean “each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein”;

(b)       the word “Grantee” shall mean “Grantee and any of Grantee’s successors and assigns”;

(c)       the word “Lenders” shall mean “all or each of the Lenders and any of their or its respective successors and assigns”;

(d)       the word “Notes” shall mean “the Notes and any other evidence of indebtedness secured by this Security Instrument”;

(e)       the word “Trustee” shall mean “Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument”;

(f)        the word “Property” shall include any portion of the Property and any interest therein;

(g)       the word “Other Properties” shall include any portion of the Other Properties and any interest therein; and

(h)       the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

ARTICLE 15. MISCELLANEOUS PROVISIONS

Section 15.1.   NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor, Lenders, Grantee or Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 15.2.   SUCCESSORS AND ASSIGNS. This Security Instrument shall be binding upon and inure to the benefit of Grantor, Grantee and Lenders and their respective successors and assigns forever.

Section 15.3.   INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Loan Agreement, the Notes or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Notes and this Security Instrument shall be construed without such provision.

Section 15.4.   HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 15.5.   NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6.   ENTIRE AGREEMENT. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Security Instrument and the other Loan Documents.

Section 15.7.   LIMITATION ON GRANTEE’S OR LENDERS’ RESPONSIBILITY. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Trustee, Lenders or Grantee, nor shall it operate to make Trustee, Lenders or Grantee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Trustee, Lenders or Grantee a “mortgagee in possession.”

ARTICLE 16. STATUS OF GRANTOR

Section 16.1.   STATUS OF GRANTOR. Grantor’s exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Grantor is an organization of the type specified in the first paragraph of this Security Instrument. Grantor is incorporated in or organized under the Laws of the state specified in Section 1.4 of this Security Instrument. Grantor’s principal place of business and chief executive office, and the place where Grantor kept its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Grantor) c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: General Counsel. Grantor’s organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in Section 1.4 of this Security Instrument. Grantor will not change or permit to be changed (a) Grantor’s name, (b) Grantor’s identity (including its trade name or names), (c) Grantor’s principal place of business set forth on the first page of this Security Instrument, (d) the corporate, partnership or other organizational structure of Grantor, (e) Grantor’s state of organization, or (f) Grantor’s organizational number, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Grantor’s structure not permitted by the Loan Agreement, without first obtaining the prior written consent of Lender. If Grantor does not now have an organizational identification number and later obtains one, Grantor promptly shall notify the Lender of such organizational identification number.

ARTICLE 17. DEED OF TRUST PROVISIONS

Section 17.1.   CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by Laws, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Grantor and to Grantee. Grantee may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Grantee may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Grantee. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of anyother provisions for substitution, by Laws or otherwise. If Grantee is a corporation or limited liability company, any appointment of a substitute trustee may be made on behalf of Grantee by any person who is then the president, or a vice-president, assistant vice-president, treasurer, cashier, secretary, manager or any other authorized officer or agent of Grantee.

Section 17.2.   TRUSTEE’S FEES. Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 17.3.   CERTAIN RIGHTS. With the approval of Grantee, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Grantee) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Notes, this Security Instrument or the other Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys; (c) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith; and (d) any and all other lawful action as Grantee may instruct Trustee to take to protect or enforce Grantee’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 17.4.   RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable Laws) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 17.5.   PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Grantor by Trustee or any substitute trustee to more fully and certainly vest in and confirm to Trustee or the substitute trustee such estates, rights, powers, and duties, then, upon request by Trustee or the substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 17.6.   SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without anyfurther act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Grantee or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place.

ARTICLE 18. OPERATING LEASE PROVISIONS.

Section 18.1.   NO MERGER OF FEE AND LEASEHOLD ESTATES, RELEASES. So long as any portion of the Obligations remains unpaid or unsatisfied or until this Security Instrument is reconveyed pursuant to the terms hereof or the Loan Agreement, unless Grantee shall otherwise consent, the fee title to the Land and the leasehold estate created under the Operating Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates by purchase, operation of Laws or otherwise. Grantee reserves the right, at any time, to release or direct Trustee to release portions of the Property, including, but not limited to, the leasehold estate created by the Operating Lease, with or without consideration, at Grantee’s election, without waiving or affecting any of its rights hereunder or under the Notes or the other Loan Documents and any such release shall not affect Grantee’s or Trustee’s rights in connection with the portion of the Property not so released.

Section 18.2.   GRANTOR’S ACQUISITION OF FEE ESTATE. So long as any portion of the Obligations remains unpaid or unsatisfied or until this Security Instrument is reconveyed pursuant to the terms hereof or the Loan Agreement, if any Grantor shall be the owner of fee title to and/or a leasehold estate in all or any portion of the Property, the Lien of this Security Instrument shall be spread to cover such additional title and rights and said title and rights shall be deemed to be included in the Property. Grantor agrees, at its sole cost and expense, including without limitation, reasonable attorney’s fees to (i) execute any and all documents or instruments necessary to confirm that its title and rights to the Property are subject to the Lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the Lien of this Security Instrument is a first lien on its title and rights to the Property.

Section 18.3.     OPERATING LEASE COVENANTS, REPRESENTATIONS AND WARRANTIES. The Loan Agreement respecting Grantor’s covenants, representations and warranties with respect to the Operating Lease, including without limitation, Section 6.39 thereof, are hereby incorporated herein by reference as if fully set forth herein.

ARTICLE 19. THIRD PARTY GRANTOR PROVISIONS

Section 19.1.     THIRD PARTY GRANTOR. Each Grantor agrees to the provisions of this Article of the Security Instrument with respect to its interest in the property encumbered by this Security Instrument and the obligations secured hereby to the extent the proceeds of the secured obligations have been paid to or for the benefit of a person (the “Third Party Borrower”) other than such Grantor.

Section 19.2.     AUTHORIZATIONS TO GRANTEE. Grantor authorizes Grantee, without notice or demand and without affecting their liability hereunder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the secured indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (ii) take and hold other security for the payment of the indebtedness, and exchange, enforce, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or pledge agreement, as Grantee in its discretion may determine; and (iv) release or substitute any one or more of the endorsers or guarantors of any indebtedness.

Section 19.3.   GRANTOR'S WARRANTIES. Grantor warrants that: (i) this Security Instrument is executed at the request of Third Party Borrower; and (ii) Grantor has adequate means of obtaining from Third Party Borrower on a continuing basis financial and other information pertaining to Third Party Borrower’s financial condition without relying on Grantee therefor. Grantor agrees to keep adequately informed from such means of any facts, events or circumstances which Grantor considers material or which might in any way affect Grantor’s risks hereunder. With respect to information or material acquired in the normal course of Grantee’s relationship with Third Party Borrower, Grantor agrees that Grantee shall have no obligation to disclose such information or material to Grantor.

Section 19.4.	Grantor's Waivers.

(a)       Grantor waives any right to require Grantee to (A) proceed against any person, including Third Party Borrower; (B) proceed against or exhaust any collateral held from Third Party Borrower, any endorser or guarantor or any other person; (C) give notice of terms, time and place of any public or private sale of personal property or real property security held from Grantors; (D) pursue any other remedy in Grantee’s power; or (E) make any presentments, demands for performance, or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any obligations or evidences of indebtedness held by Grantee as security, in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder, or in connection with the creation of new or additional indebtedness. Grantor agrees that, in case of default and foreclosure, Grantee may enforce this Security Instrument against any or all interests encumbered by this Security Instrument in a single proceeding.

(b)       Grantor waives any defense arising by reason of (A) any disability or other defense of Third Party Borrower, any endorser or guarantor or any other person; (B) the cessation from any cause whatsoever, other than payment in full of the indebtedness of Third Party Borrower, of the liability of any endorser or guarantor or any other person; (C) the application by Third Party Borrower of the proceeds of any indebtedness for purposes other than the purpose represented by Third Party Borrower to Grantee or intended or understood by Grantee or Grantor; (D) any act or omission by Grantee which directly or indirectly results in or aids the discharge of Third Party Borrower or of any indebtedness by operation of law or otherwise; (E) any modification to any secured indebtedness, and including without limitation the renewal, extension, acceleration or other change in time for payment of the indebtedness, or other change in the terms of the indebtedness or any part thereof, including an increase or decrease of the rate of interest thereon; and (F) all suretyship and guarantor’s defenses generally.

(c)       Grantor shall have no right of subrogation, and Grantor further waives any right to enforce any remedy which Grantee now has or may hereafter have against Third Party Borrower, any endorser or guarantor or any other person, and waives any benefit of, or any right to participate in any security whatsoever now or hereafter held by Grantee from Third Party Borrower or any other person.

Section 19.5.   FURTHER EXPLANATION OF WAIVERS. Grantor waives all rights and defenses that the Grantor may have because the Third Party Borrower’s debt is secured by real property. This means, among other things:

(a)       The Grantee may foreclose against the Grantor’s interests without first foreclosing on any real or personal property collateral pledged by the Third Party Borrower;

(b)       If the Grantee forecloses on any real property collateral pledged by the Third Party Borrower: (A) the amount of the debt may reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Grantee may foreclose against the Grantor’s interests even if the Grantee, by foreclosing on the Third Party Borrower’s interests, has destroyed any right the Grantor may have to collect from the Third Party Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses the Grantor may have because the Third Party Borrower’s debt is secured by the Third Party Borrower’s interest in real property.

Section 19.6.	Grantor's Understandings With Respect To Waivers.

(a)       Grantor warrants and agrees that Grantor has had all necessary opportunity to secure any advice which Grantor desires with respect to each of the waivers set forth above, that such waivers are made with Grantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.

(b)       Notwithstanding the foregoing, all waivers in this paragraph shall be effective only to the extent permitted by law.

ARTICLE 20. STATE SPECIFIC PROVISIONS

[Vary by State]

[Remainder of page intentionally blank.

Signature page(s) follow.]

EXECUTED as of the Effective Date.

FELCOR/JPM HOSPITALITY (SPE), L.L.C., a Delaware limited liability company

By:	______________________________
Name	______________________________
Title:	______________________________

State of __________________

County of __________________

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, ____________________, with whom I am personally acquainted, and who acknowledged that _he executed the within instrument for the purposes therein contained, and who further acknowledged that _he is the/a(n) _____________ of FELCOR/JPM HOSPITALITY (SPE), L.L.C., a Delaware limited liability company, and is authorized by the _______________ to execute this instrument on behalf of the limited liability company.

WITNESS my hand, at office, this __ day of ____________________, 2009.

________________________________

Notary Public

My Commission Expires:_______________

Name:______________________________

EXECUTED as of the Effective Date.

DJONT/JPM HOSPITALITY LEASING (SPE), L.L.C., a Delaware limited liability company

By:	______________________________
Name	______________________________
Title:	______________________________

State of __________________

County of ________________

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, ____________________, with whom I am personally acquainted, and who acknowledged that _he executed the within instrument for the purposes therein contained, and who further acknowledged that _he is the/a(n) _____________ of DJONT/JPM HOSPITALITY LEASING (SPE), L.L.C., a Delaware limited liability company, and is authorized by the _______________ to execute this instrument on behalf of the limited liability company.

WITNESS my hand, at office, this __ day of ____________________, 2009.

________________________________

Notary Public

My Commission Expires:_______________

Name:______________________________